Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2017 Financial Results

JACKSON, Miss. – October 24, 2017 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $34.6 million in the third quarter of 2017, representing diluted earnings per share of $0.51.  This level of earnings resulted in a return on average tangible common equity of 11.95% and a return on average assets of 0.99%.  Included in the third quarter financial results was a specific reserve for loan losses related to Hurricane Harvey that reduced net income by $687 thousand, or $0.01 per share. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2017, to shareholders of record on December 1, 2017.

Gerard R. Host, President and CEO, stated, “Trustmark continued to gain momentum in the third quarter as reflected by its solid financial results.  We continued to experience loan growth across our franchise while maintaining strong credit quality as evidenced by declining levels of nonperforming assets and historically low net charge-offs.  Our low-cost, core deposit base remains a significant strength of the organization.  Our mortgage, insurance and wealth management businesses continued to provide complementary revenue sources to our traditional banking business.  While we continue to make investments to enhance the customer experience, we remain focused on disciplined expense management.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Continued diversified loan growth
•	Attractive core deposit base

Loans held for investment totaled $8.4 billion at September 30, 2017, reflecting an increase of $111.3 million, or 1.3%, from the prior quarter and $908.1 million, or 12.1%, from the prior year.  Loans secured by nonfarm, nonresidential properties increased $63.5 million during the quarter, driven by growth in Mississippi, Florida, Alabama and Texas. Other real estate secured loans increased $50.0 million due to growth in Texas, Mississippi, Alabama and Tennessee.  Construction, land development and other land loans increased $28.1 million as growth in construction lending in Alabama and Texas were offset in part by declines in Tennessee and Mississippi.  Other loans, which include finance companies, mortgage warehousing and REITs, increased $41.4 million, driven by growth in Mississippi, Alabama and Tennessee. Commercial and industrial loans fell $66.4 million, as growth in Tennessee was more than offset by declines in Mississippi, Texas and Alabama.

Acquired loans totaled $283.8 million at September 30, 2017, a decrease of $31.2 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $8.7 billion at September 30, 2017, up $80.1 million from the prior quarter.

Securities available for sale and held to maturity declined $116.1 million in the third quarter as part of Trustmark’s interest rate risk management strategy and in accordance with Trustmark’s focus on enhancing the composition of its earning assets profile. At September 30, 2017, the balance of securities available for sale and held to maturity totaled $3.5 billion.

Deposits totaled $10.2 billion at September 30, 2017, a decrease of $191.6 million, or 1.8%, from the prior quarter as growth in consumer deposits was more than offset by a seasonal decline in public funds.  Trustmark continues to maintain an attractive, low-cost deposit base with a total cost of deposits of 0.25%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.53% for the third quarter of 2017.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses. At September 30, 2017, Trustmark’s tangible equity to tangible assets ratio was 8.79%, while its total risk-based capital ratio was 13.19%.  Tangible book value per share was $17.49 at September 30, 2017, up 4.4% year to date.

Credit Quality

•	Specific reserve for loan losses related to Hurricane Harvey
•	Recoveries exceeded charge-offs

In the aftermath of Hurricane Harvey, which made landfall in the Texas Gulf Coast region on August 25, 2017, Trustmark initiated a process to assess the storm’s impact on the company and its customers.  Fortunately, none of Trustmark’s Houston area facilities sustained damage and reopened as soon as practical following the storm.  Trustmark identified all loans where the collateral, project or mailing addresses were located within FEMA designated disaster zip codes and proactively surveyed customers to determine the extent of any damages. Trustmark achieved coverage of approximately 97% of the $1.3 billion of outstanding loans within the designated disaster area.  Potential loss exposure was calculated based upon customer responses as to the extent of damage suffered and applicable insurance coverage.  Actual results were extrapolated to the remainder of the population.  As a result, management increased its allowance for loan losses due to the storm by $1.1 million, which reduced third quarter net income by $687 thousand, or $0.01 per share.

At September 30, 2017, nonperforming loans totaled $69.3 million while other real estate totaled $48.4 million. Collectively, nonperforming assets decreased $6.5 million, or 5.2%, linked quarter and $1.8 million, or 1.5%, year-over-year. Recoveries exceeded charge-offs by $476 thousand during the third quarter.

Allocation of Trustmark's $80.3 million allowance for loan losses represented 1.02% of commercial loans and 0.73% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.96% at September 30, 2017, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 0.99% of total held for investment and acquired loans. Allowance for loan losses represented 301.50% of nonperforming loans, excluding specifically reviewed impaired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Continued growth in net interest income
•	Insurance revenue increases

Net interest income (FTE) in the third quarter totaled $108.9 million, which resulted in a net interest margin of 3.47%.  Compared to the prior quarter, net interest income (FTE) increased $2.0 million, which reflects continued growth in interest income from the held for sale and held for investment loan portfolios as well as growth in interest and fees on acquired loans. During the third quarter of 2017, the yield on acquired loans totaled 8.78% and included $1.3 million in recoveries from the settlement of debt, which represented approximately 1.78% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin for the third quarter of 2017 totaled 3.34%, a decline of 3 basis points compared to the second quarter of 2017, primarily due to higher costs of interest-bearing deposits.

Noninterest income totaled $44.5 million in the third quarter, a decline of $5.7 million, or 11.4%, compared to the prior quarter and $236 thousand, or 0.5%, compared to the same period in the previous year. Excluding non-routine, non-taxable proceeds from life insurance acquired as part of a previous acquisition of $4.9 million in the second quarter of 2017, noninterest income declined $816 thousand linked quarter.

Service charges on deposit accounts totaled $11.2 million for the third quarter of 2017, an increase of $468 thousand, or 4.4%, from the prior quarter and a decline of $454 thousand, or 3.9%, year-over-year. The linked quarter change was attributable to a seasonal increase in occurrences of consumer overdrafts while the year-over-year decline reflects a decrease in consumer and business service charges and occurrences of overdrafts.  Bank card and other fees totaled $7.2 million in the third quarter, a decline of $220 thousand, or 3.0%, linked quarter and an increase of $394 thousand, or 5.8%, year-over-year.  The linked quarter decline reflected a seasonal reduction in interchange income as well as reduced revenue from customer derivatives while increased interchange income and other fees drove the increase year-over-year.

Mortgage banking revenue in the third quarter totaled $4.4 million, down $4.6 million from the prior quarter and $2.9 million year-over-year. The linked quarter decline was primarily due to the net negative mortgage hedge ineffectiveness and a negative mortgage valuation adjustment. Mortgage loan-production volume for the third quarter totaled $341.5 million.  Insurance revenue totaled $10.4 million in the third quarter, representing an increase of $653 thousand, or 6.7%, from the prior quarter and $324 thousand, or 3.2%, from the same period one year earlier. These increases were primarily driven by growth in the commercial property and casualty lines of business.  Wealth management revenue in the third quarter totaled $7.5 million, down $144 thousand, or 1.9%, from the prior quarter and $41 thousand, or 0.5%, year-over-year. The linked quarter decline was attributable to lower trust fees and brokerage commissions.

Other income, net totaled $3.7 million during the third quarter and included $2.7 million of non-taxable proceeds from bank-owned life insurance, compared to $5.6 million in the previous quarter, which included $4.9 million of non-taxable proceeds from life insurance acquired as part of a previous acquisition.

Expense Management

•	Core expense remains well-controlled
•	Salary and benefit expense declined linked quarter

Noninterest expense totaled $103.1 million during the third quarter, a decline of $19.0 million, or 15.6%, from the prior quarter.  Excluding the non-routine charges related to the termination of Trustmark’s defined benefit pension plan of $17.6 million as well as charges related to the RB Bancorporation merger of $3.2 million in the second quarter, noninterest expense increased $1.9 million.  Excluding other real estate expense ($864 thousand) and intangible amortization ($1.5 million), core noninterest expense in the third quarter totaled $100.7 million. Salaries and benefits expense totaled $58.8 million, a marginal decrease from the prior quarter when excluding the aforementioned non-routine pension plan termination charge.

Trustmark remains committed to investments that promote profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 25, 2017 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 8, 2017, in archived format at the same web address or by calling (877) 344-7529, passcode 10112612.

Trustmark Corporation is a financial services company providing banking and financial solutions through 198 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2017	6/30/2017	9/30/2016	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,349,736	$2,334,600	$2,249,109	$15,136	0.6%	$100,627	4.5%
Securities AFS-nontaxable	67,994	75,640	95,233	(7,646)	-10.1%	(27,239)	-28.6%
Securities HTM-taxable	1,086,773	1,108,158	1,115,053	(21,385)	-1.9%	(28,280)	-2.5%
Securities HTM-nontaxable	32,829	32,878	34,179	(49)	-0.1%	(1,350)	-3.9%
Total securities	3,537,332	3,551,276	3,493,574	(13,944)	-0.4%	43,758	1.3%
Loans (including loans held for sale)	8,532,523	8,348,758	7,658,089	183,765	2.2%	874,434	11.4%
Acquired loans	299,221	315,558	317,273	(16,337)	-5.2%	(18,052)	-5.7%
Fed funds sold and rev repos	3,582	3,184	1,352	398	12.5%	2,230	n/m
Other earning assets	84,320	77,770	68,706	6,550	8.4%	15,614	22.7%
Total earning assets	12,456,978	12,296,546	11,538,994	160,432	1.3%	917,984	8.0%
Allowance for loan losses	(85,363)	(83,328)	(82,301)	(2,035)	-2.4%	(3,062)	-3.7%
Cash and due from banks	312,409	307,966	299,670	4,443	1.4%	12,739	4.3%
Other assets	1,202,766	1,229,981	1,243,854	(27,215)	-2.2%	(41,088)	-3.3%
Total assets	$13,886,790	$13,751,165	$13,000,217	$135,625	1.0%	$886,573	6.8%

Interest-bearing demand deposits	$2,192,064	$2,035,491	$1,848,084	$156,573	7.7%	$343,980	18.6%
Savings deposits	3,284,323	3,337,374	3,101,161	(53,051)	-1.6%	183,162	5.9%
Time deposits	1,736,683	1,777,529	1,667,345	(40,846)	-2.3%	69,338	4.2%
Total interest-bearing deposits	7,213,070	7,150,394	6,616,590	62,676	0.9%	596,480	9.0%
Fed funds purchased and repos	547,863	525,523	481,071	22,340	4.3%	66,792	13.9%
Short-term borrowings	1,335,476	1,047,107	311,473	288,369	27.5%	1,024,003	n/m
Long-term FHLB advances	970	141,097	751,095	(140,127)	-99.3%	(750,125)	-99.9%
Subordinated notes	—	—	49,988	—	n/m	(49,988)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	9,159,235	8,925,977	8,272,073	233,258	2.6%	887,162	10.7%
Noninterest-bearing deposits	3,003,763	3,110,125	3,060,331	(106,362)	-3.4%	(56,568)	-1.8%
Other liabilities	145,925	162,823	136,971	(16,898)	-10.4%	8,954	6.5%
Total liabilities	12,308,923	12,198,925	11,469,375	109,998	0.9%	839,548	7.3%
Shareholders' equity	1,577,867	1,552,240	1,530,842	25,627	1.7%	47,025	3.1%
Total liabilities and equity	$13,886,790	$13,751,165	$13,000,217	$135,625	1.0%	$886,573	6.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2017	6/30/2017	9/30/2016	$ Change	% Change	$ Change	% Change
Cash and due from banks	$350,123	$318,329	$383,945	$31,794	10.0%	$(33,822)	-8.8%
Fed funds sold and rev repos	3,215	6,900	500	(3,685)	-53.4%	2,715	n/m
Securities available for sale	2,369,089	2,447,688	2,410,947	(78,599)	-3.2%	(41,858)	-1.7%
Securities held to maturity	1,102,283	1,139,754	1,143,234	(37,471)	-3.3%	(40,951)	-3.6%
Loans held for sale (LHFS)	204,157	203,652	242,097	505	0.2%	(37,940)	-15.7%
Loans held for investment (LHFI)	8,407,341	8,296,045	7,499,204	111,296	1.3%	908,137	12.1%
Allowance for loan losses	(80,332)	(76,184)	(70,871)	(4,148)	-5.4%	(9,461)	-13.3%
Net LHFI	8,327,009	8,219,861	7,428,333	107,148	1.3%	898,676	12.1%
Acquired loans	283,757	314,910	295,737	(31,153)	-9.9%	(11,980)	-4.1%
Allowance for loan losses, acquired loans	(5,768)	(7,423)	(11,380)	1,655	22.3%	5,612	49.3%
Net acquired loans	277,989	307,487	284,357	(29,498)	-9.6%	(6,368)	-2.2%
Net LHFI and acquired loans	8,604,998	8,527,348	7,712,690	77,650	0.9%	892,308	11.6%
Premises and equipment, net	181,312	182,315	190,930	(1,003)	-0.6%	(9,618)	-5.0%
Mortgage servicing rights	81,477	82,628	65,514	(1,151)	-1.4%	15,963	24.4%
Goodwill	379,627	379,627	366,156	—	0.0%	13,471	3.7%
Identifiable intangible assets	17,883	19,422	22,366	(1,539)	-7.9%	(4,483)	-20.0%
Other real estate	48,356	49,958	64,993	(1,602)	-3.2%	(16,637)	-25.6%
Other assets	542,135	551,517	558,166	(9,382)	-1.7%	(16,031)	-2.9%
Total assets	$13,884,655	$13,909,138	$13,161,538	$(24,483)	-0.2%	$723,117	5.5%

Deposits:
Noninterest-bearing	$2,998,013	$3,092,915	$3,111,603	$(94,902)	-3.1%	$(113,590)	-3.7%
Interest-bearing	7,233,729	7,330,476	6,574,098	(96,747)	-1.3%	659,631	10.0%
Total deposits	10,231,742	10,423,391	9,685,701	(191,649)	-1.8%	546,041	5.6%
Fed funds purchased and repos	545,603	508,068	514,918	37,535	7.4%	30,685	6.0%
Short-term borrowings	1,322,159	1,222,592	412,792	99,567	8.1%	909,367	n/m
Long-term FHLB advances	962	978	751,075	(16)	-1.6%	(750,113)	-99.9%
Subordinated notes	—	—	49,993	—	n/m	(49,993)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	139,798	130,335	150,442	9,463	7.3%	(10,644)	-7.1%
Total liabilities	12,302,120	12,347,220	11,626,777	(45,100)	-0.4%	675,343	5.8%
Common stock	14,114	14,114	14,090	—	0.0%	24	0.2%
Capital surplus	368,131	367,075	365,553	1,056	0.3%	2,578	0.7%
Retained earnings	1,228,115	1,209,238	1,172,193	18,877	1.6%	55,922	4.8%
Accum other comprehensive loss, net of tax	(27,825)	(28,509)	(17,075)	684	2.4%	(10,750)	-63.0%
Total shareholders' equity	1,582,535	1,561,918	1,534,761	20,617	1.3%	47,774	3.1%
Total liabilities and equity	$13,884,655	$13,909,138	$13,161,538	$(24,483)	-0.2%	$723,117	5.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2017	6/30/2017	9/30/2016	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$93,703	$89,486	$80,649	$4,217	4.7%	$13,054	16.2%
Interest and fees on acquired loans	6,625	6,263	6,781	362	5.8%	(156)	-2.3%
Interest on securities-taxable	19,291	19,377	19,351	(86)	-0.4%	(60)	-0.3%
Interest on securities-tax exempt-FTE	1,104	1,178	1,388	(74)	-6.3%	(284)	-20.5%
Interest on fed funds sold and rev repos	14	11	5	3	27.3%	9	n/m
Other interest income	355	371	223	(16)	-4.3%	132	59.2%
Total interest income-FTE	121,092	116,686	108,397	4,406	3.8%	12,695	11.7%
Interest on deposits	6,381	5,107	3,208	1,274	24.9%	3,173	98.9%
Interest on fed funds pch and repos	1,301	1,037	411	264	25.5%	890	n/m
Other interest expense	4,520	3,628	2,603	892	24.6%	1,917	73.6%
Total interest expense	12,202	9,772	6,222	2,430	24.9%	5,980	96.1%
Net interest income-FTE	108,890	106,914	102,175	1,976	1.8%	6,715	6.6%
Provision for loan losses, LHFI	3,672	2,921	4,284	751	25.7%	(612)	-14.3%
Provision for loan losses, acquired loans	(1,653)	(2,564)	691	911	35.5%	(2,344)	n/m
Net interest income after provision-FTE	106,871	106,557	97,200	314	0.3%	9,671	9.9%
Service charges on deposit accounts	11,223	10,755	11,677	468	4.4%	(454)	-3.9%
Bank card and other fees	7,150	7,370	6,756	(220)	-3.0%	394	5.8%
Mortgage banking, net	4,425	9,008	7,364	(4,583)	-50.9%	(2,939)	-39.9%
Insurance commissions	10,398	9,745	10,074	653	6.7%	324	3.2%
Wealth management	7,530	7,674	7,571	(144)	-1.9%	(41)	-0.5%
Other, net	3,740	5,637	1,274	(1,897)	-33.7%	2,466	n/m
Nonint inc-excl sec gains (losses), net	44,466	50,189	44,716	(5,723)	-11.4%	(250)	-0.6%
Security gains (losses), net	14	1	—	13	n/m	14	n/m
Total noninterest income	44,480	50,190	44,716	(5,710)	-11.4%	(236)	-0.5%
Salaries and employee benefits	58,837	59,060	57,250	(223)	-0.4%	1,587	2.8%
Defined benefit plan termination	—	17,644	—	(17,644)	n/m	—	n/m
Services and fees	15,133	15,009	14,947	124	0.8%	186	1.2%
Net occupancy-premises	6,702	6,210	6,440	492	7.9%	262	4.1%
Equipment expense	6,297	6,162	6,063	135	2.2%	234	3.9%
Other real estate expense	864	383	(1,313)	481	n/m	2,177	n/m
FDIC assessment expense	2,816	2,686	2,911	130	4.8%	(95)	-3.3%
Other expense	12,437	14,921	11,610	(2,484)	-16.6%	827	7.1%
Total noninterest expense	103,086	122,075	97,908	(18,989)	-15.6%	5,178	5.3%
Income before income taxes and tax eq adj	48,265	34,672	44,008	13,593	39.2%	4,257	9.7%
Tax equivalent adjustment	4,978	4,910	4,611	68	1.4%	367	8.0%
Income before income taxes	43,287	29,762	39,397	13,525	45.4%	3,890	9.9%
Income taxes	8,708	5,727	8,415	2,981	52.1%	293	3.5%
Net income	$34,579	$24,035	$30,982	$10,544	43.9%	$3,597	11.6%

Per share data
Earnings per share - basic	$0.51	$0.35	$0.46	$0.16	45.7%	$0.05	10.9%

Earnings per share - diluted	$0.51	$0.35	$0.46	$0.16	45.7%	$0.05	10.9%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,741,655	67,736,298	67,625,085

Diluted	67,916,418	67,892,532	67,793,203

Period end shares outstanding	67,742,135	67,740,901	67,626,939

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2017	6/30/2017	9/30/2016	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,629	$1,723	$1,403	$(94)	-5.5%	$226	16.1%
Florida	3,242	3,174	3,719	68	2.1%	(477)	-12.8%
Mississippi (2)	59,483	63,889	41,968	(4,406)	-6.9%	17,515	41.7%
Tennessee (3)	4,589	4,975	6,620	(386)	-7.8%	(2,031)	-30.7%
Texas	346	383	700	(37)	-9.7%	(354)	-50.6%
Total nonaccrual loans	69,289	74,144	54,410	(4,855)	-6.5%	14,879	27.3%
Other real estate
Alabama	12,726	13,301	15,574	(575)	-4.3%	(2,848)	-18.3%
Florida	16,100	17,377	25,147	(1,277)	-7.3%	(9,047)	-36.0%
Mississippi (2)	15,319	14,377	16,659	942	6.6%	(1,340)	-8.0%
Tennessee (3)	2,671	3,363	6,061	(692)	-20.6%	(3,390)	-55.9%
Texas	1,540	1,540	1,552	—	0.0%	(12)	-0.8%
Total other real estate	48,356	49,958	64,993	(1,602)	-3.2%	(16,637)	-25.6%
Total nonperforming assets	$117,645	$124,102	$119,403	$(6,457)	-5.2%	$(1,758)	-1.5%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,244	$1,216	$953	$1,028	84.5%	$1,291	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$32,332	$29,906	$25,570	$2,426	8.1%	$6,762	26.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2017	6/30/2017	9/30/2016	$ Change	% Change	$ Change	% Change
Beginning Balance	$76,184	$72,445	$71,796	$3,739	5.2%	$4,388	6.1%
Provision for loan losses	3,672	2,921	4,284	751	25.7%	(612)	-14.3%
Charge-offs	(2,752)	(2,118)	(8,279)	(634)	-29.9%	5,527	66.8%
Recoveries	3,228	2,936	3,070	292	9.9%	158	5.1%
Net recoveries (charge-offs)	476	818	(5,209)	(342)	-41.8%	5,685	n/m
Ending Balance	$80,332	$76,184	$70,871	$4,148	5.4%	$9,461	13.3%

PROVISION FOR LOAN LOSSES (1)
Alabama	$1,218	$866	$132	$352	40.6%	$1,086	n/m
Florida	(744)	(975)	31	231	-23.7%	(775)	n/m
Mississippi (2)	1,860	2,268	703	(408)	-18.0%	1,157	n/m
Tennessee (3)	(72)	322	151	(394)	n/m	(223)	n/m
Texas	1,410	440	3,267	970	n/m	(1,857)	-56.8%
Total provision for loan losses	$3,672	$2,921	$4,284	$751	25.7%	$(612)	-14.3%

NET (RECOVERIES) CHARGE-OFFS (1)
Alabama	$314	$(29)	$38	$343	n/m	$276	n/m
Florida	(796)	(973)	(169)	177	18.2%	(627)	n/m
Mississippi (2)	(11)	33	2,484	(44)	n/m	(2,495)	n/m
Tennessee (3)	85	146	74	(61)	-41.8%	11	14.9%
Texas	(68)	5	2,782	(73)	n/m	(2,850)	n/m
Total net (recoveries) charge-offs	$(476)	$(818)	$5,209	$342	41.8%	$(5,685)	n/m

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Securities AFS-taxable	$2,349,736	$2,334,600	$2,252,162	$2,271,503	$2,249,109	$2,312,523	$2,224,964
Securities AFS-nontaxable	67,994	75,640	88,522	91,495	95,233	77,310	100,106
Securities HTM-taxable	1,086,773	1,108,158	1,124,692	1,101,382	1,115,053	1,106,402	1,126,608
Securities HTM-nontaxable	32,829	32,878	33,009	33,675	34,179	32,905	34,932
Total securities	3,537,332	3,551,276	3,498,385	3,498,055	3,493,574	3,529,140	3,486,610
Loans (including loans held for sale)	8,532,523	8,348,758	8,074,449	7,855,444	7,658,089	8,320,255	7,503,842
Acquired loans	299,221	315,558	250,482	282,197	317,273	288,599	348,369
Fed funds sold and rev repos	3,582	3,184	397	1,418	1,352	2,399	1,000
Other earning assets	84,320	77,770	79,515	80,608	68,706	80,553	66,477
Total earning assets	12,456,978	12,296,546	11,903,228	11,717,722	11,538,994	12,220,946	11,406,298
Allowance for loan losses	(85,363)	(83,328)	(83,394)	(82,604)	(82,301)	(84,036)	(82,351)
Cash and due from banks	312,409	307,966	310,542	314,420	299,670	310,313	284,295
Other assets	1,202,766	1,229,981	1,235,469	1,238,029	1,243,854	1,222,619	1,245,988
Total assets	$13,886,790	$13,751,165	$13,365,845	$13,187,567	$13,000,217	$13,669,842	$12,854,230

Interest-bearing demand deposits	$2,192,064	$2,035,491	$1,981,982	$1,920,273	$1,848,084	$2,070,615	$1,848,078
Savings deposits	3,284,323	3,337,374	3,319,572	3,049,733	3,101,161	3,313,627	3,170,389
Time deposits	1,736,683	1,777,529	1,650,251	1,638,853	1,667,345	1,721,804	1,674,469
Total interest-bearing deposits	7,213,070	7,150,394	6,951,805	6,608,859	6,616,590	7,106,046	6,692,936
Fed funds purchased and repos	547,863	525,523	498,963	494,193	481,071	524,295	495,535
Short-term borrowings	1,335,476	1,047,107	887,848	435,576	311,473	1,091,783	347,992
Long-term FHLB advances	970	141,097	251,033	685,844	751,095	130,117	616,994
Subordinated notes	—	—	—	40,757	49,988	—	49,980
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	9,159,235	8,925,977	8,651,505	8,327,085	8,272,073	8,914,097	8,265,293
Noninterest-bearing deposits	3,003,763	3,110,125	3,008,176	3,160,959	3,060,331	3,040,672	2,941,795
Other liabilities	145,925	162,823	173,066	166,379	136,971	160,507	134,287
Total liabilities	12,308,923	12,198,925	11,832,747	11,654,423	11,469,375	12,115,276	11,341,375
Shareholders' equity	1,577,867	1,552,240	1,533,098	1,533,144	1,530,842	1,554,566	1,512,855
Total liabilities and equity	$13,886,790	$13,751,165	$13,365,845	$13,187,567	$13,000,217	$13,669,842	$12,854,230

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Cash and due from banks	$350,123	$318,329	$379,590	$327,706	$383,945
Fed funds sold and rev repos	3,215	6,900	500	500	500
Securities available for sale	2,369,089	2,447,688	2,365,554	2,356,682	2,410,947
Securities held to maturity	1,102,283	1,139,754	1,156,067	1,158,643	1,143,234
Loans held for sale (LHFS)	204,157	203,652	174,090	175,927	242,097
Loans held for investment (LHFI)	8,407,341	8,296,045	8,004,657	7,851,213	7,499,204
Allowance for loan losses	(80,332)	(76,184)	(72,445)	(71,265)	(70,871)
Net LHFI	8,327,009	8,219,861	7,932,212	7,779,948	7,428,333
Acquired loans	283,757	314,910	218,242	272,247	295,737
Allowance for loan losses, acquired loans	(5,768)	(7,423)	(10,006)	(11,397)	(11,380)
Net acquired loans	277,989	307,487	208,236	260,850	284,357
Net LHFI and acquired loans	8,604,998	8,527,348	8,140,448	8,040,798	7,712,690
Premises and equipment, net	181,312	182,315	183,311	184,987	190,930
Mortgage servicing rights	81,477	82,628	82,758	80,239	65,514
Goodwill	379,627	379,627	366,156	366,156	366,156
Identifiable intangible assets	17,883	19,422	19,117	20,680	22,366
Other real estate	48,356	49,958	55,968	62,051	64,993
Other assets	542,135	551,517	566,802	577,964	558,166
Total assets	$13,884,655	$13,909,138	$13,490,361	$13,352,333	$13,161,538

Deposits:
Noninterest-bearing	$2,998,013	$3,092,915	$3,209,727	$2,973,238	$3,111,603
Interest-bearing	7,233,729	7,330,476	6,894,745	7,082,774	6,574,098
Total deposits	10,231,742	10,423,391	10,104,472	10,056,012	9,685,701
Fed funds purchased and repos	545,603	508,068	524,335	539,817	514,918
Short-term borrowings	1,322,159	1,222,592	864,690	769,778	412,792
Long-term FHLB advances	962	978	250,994	251,049	751,075
Subordinated notes	—	—	—	—	49,993
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	139,798	130,335	146,053	153,613	150,442
Total liabilities	12,302,120	12,347,220	11,952,400	11,832,125	11,626,777
Common stock	14,114	14,114	14,112	14,091	14,090
Capital surplus	368,131	367,075	365,951	366,563	365,553
Retained earnings	1,228,115	1,209,238	1,200,903	1,185,352	1,172,193
Accum other comprehensive loss, net of tax	(27,825)	(28,509)	(43,005)	(45,798)	(17,075)
Total shareholders' equity	1,582,535	1,561,918	1,537,961	1,520,208	1,534,761
Total liabilities and equity	$13,884,655	$13,909,138	$13,490,361	$13,352,333	$13,161,538

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Interest and fees on LHFS & LHFI-FTE	$93,703	$89,486	$83,790	$81,346	$80,649	$266,979	$234,661
Interest and fees on acquired loans	6,625	6,263	5,189	8,290	6,781	18,077	21,854
Interest on securities-taxable	19,291	19,377	19,197	18,775	19,351	57,865	58,839
Interest on securities-tax exempt-FTE	1,104	1,178	1,300	1,340	1,388	3,582	4,314
Interest on fed funds sold and rev repos	14	11	1	4	5	26	10
Other interest income	355	371	267	335	223	993	653
Total interest income-FTE	121,092	116,686	109,744	110,090	108,397	347,522	320,331
Interest on deposits	6,381	5,107	3,945	3,380	3,208	15,433	9,368
Interest on fed funds pch and repos	1,301	1,037	698	471	411	3,036	1,246
Other interest expense	4,520	3,628	2,673	2,662	2,603	10,821	7,420
Total interest expense	12,202	9,772	7,316	6,513	6,222	29,290	18,034
Net interest income-FTE	108,890	106,914	102,428	103,577	102,175	318,232	302,297
Provision for loan losses, LHFI	3,672	2,921	2,762	1,834	4,284	9,355	9,123
Provision for loan losses, acquired loans	(1,653)	(2,564)	(1,605)	1,150	691	(5,822)	2,607
Net interest income after provision-FTE	106,871	106,557	101,271	100,593	97,200	314,699	290,567
Service charges on deposit accounts	11,223	10,755	10,832	11,444	11,677	32,810	33,809
Bank card and other fees	7,150	7,370	6,500	6,796	6,756	21,020	21,110
Mortgage banking, net	4,425	9,008	10,185	5,428	7,364	23,618	22,784
Insurance commissions	10,398	9,745	9,212	8,459	10,074	29,355	28,305
Wealth management	7,530	7,674	7,413	7,505	7,571	22,617	22,987
Other, net	3,740	5,637	1,891	2,092	1,274	11,268	3,534
Nonint inc-excl sec gains (losses), net	44,466	50,189	46,033	41,724	44,716	140,688	132,529
Security gains (losses), net	14	1	—	—	—	15	(310)
Total noninterest income	44,480	50,190	46,033	41,724	44,716	140,703	132,219
Salaries and employee benefits	58,837	59,060	57,302	58,168	57,250	175,199	181,469
Defined benefit plan termination	—	17,644	—	—	—	17,644	—
Services and fees	15,133	15,009	15,332	14,751	14,947	45,474	43,944
Net occupancy-premises	6,702	6,210	6,238	6,426	6,440	19,150	18,556
Equipment expense	6,297	6,162	5,998	6,172	6,063	18,457	18,053
Other real estate expense	864	383	1,759	525	(1,313)	3,006	61
FDIC assessment expense	2,816	2,686	2,640	2,562	2,911	8,142	8,681
Other expense	12,437	14,921	12,788	11,663	11,610	40,146	36,267
Total noninterest expense	103,086	122,075	102,057	100,267	97,908	327,218	307,031
Income before income taxes and tax eq adj	48,265	34,672	45,247	42,050	44,008	128,184	115,755
Tax equivalent adjustment	4,978	4,910	4,838	4,725	4,611	14,726	13,616
Income before income taxes	43,287	29,762	40,409	37,325	39,397	113,458	102,139
Income taxes	8,708	5,727	9,161	8,402	8,415	23,596	22,651
Net income	$34,579	$24,035	$31,248	$28,923	$30,982	$89,862	$79,488

Per share data
Earnings per share - basic	$0.51	$0.35	$0.46	$0.43	$0.46	$1.33	$1.18

Earnings per share - diluted	$0.51	$0.35	$0.46	$0.43	$0.46	$1.32	$1.17

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	67,741,655	67,736,298	67,687,365	67,627,496	67,625,085	67,721,971	67,618,131

Diluted	67,916,418	67,892,532	67,845,785	67,817,770	67,793,203	67,876,295	67,771,125

Period end shares outstanding	67,742,135	67,740,901	67,729,434	67,628,618	67,626,939	67,742,135	67,626,939

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Nonaccrual loans
Alabama	$1,629	$1,723	$1,649	$665	$1,403
Florida	3,242	3,174	3,559	3,644	3,719
Mississippi (2)	59,483	63,889	49,349	37,771	41,968
Tennessee (3)	4,589	4,975	5,185	6,213	6,620
Texas	346	383	1,565	941	700
Total nonaccrual loans	69,289	74,144	61,307	49,234	54,410
Other real estate
Alabama	12,726	13,301	13,953	15,989	15,574
Florida	16,100	17,377	21,577	22,582	25,147
Mississippi (2)	15,319	14,377	14,974	15,646	16,659
Tennessee (3)	2,671	3,363	4,706	6,183	6,061
Texas	1,540	1,540	758	1,651	1,552
Total other real estate	48,356	49,958	55,968	62,051	64,993
Total nonperforming assets	$117,645	$124,102	$117,275	$111,285	$119,403

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,244	$1,216	$1,307	$1,832	$953

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$32,332	$29,906	$31,147	$28,345	$25,570

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (1)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Beginning Balance	$76,184	$72,445	$71,265	$70,871	$71,796	$71,265	$67,619
Provision for loan losses	3,672	2,921	2,762	1,834	4,284	9,355	9,123
Charge-offs	(2,752)	(2,118)	(4,202)	(4,037)	(8,279)	(9,072)	(14,893)
Recoveries	3,228	2,936	2,620	2,597	3,070	8,784	9,022
Net recoveries (charge-offs)	476	818	(1,582)	(1,440)	(5,209)	(288)	(5,871)
Ending Balance	$80,332	$76,184	$72,445	$71,265	$70,871	$80,332	$70,871

PROVISION FOR LOAN LOSSES (1)
Alabama	$1,218	$866	$1,189	$763	$132	$3,273	$1,861
Florida	(744)	(975)	3	(655)	31	(1,716)	(1,151)
Mississippi (2)	1,860	2,268	1,826	1,873	703	5,954	1,718
Tennessee (3)	(72)	322	208	(118)	151	458	1,015
Texas	1,410	440	(464)	(29)	3,267	1,386	5,680
Total provision for loan losses	$3,672	$2,921	$2,762	$1,834	$4,284	$9,355	$9,123

NET (RECOVERIES) CHARGE-OFFS (1)
Alabama	$314	$(29)	$66	$368	$38	$351	$537
Florida	(796)	(973)	(155)	(502)	(169)	(1,924)	(1,438)
Mississippi (2)	(11)	33	1,759	1,591	2,484	1,781	2,173
Tennessee (3)	85	146	83	(8)	74	314	334
Texas	(68)	5	(171)	(9)	2,782	(234)	4,265
Total net (recoveries) charge-offs	$(476)	$(818)	$1,582	$1,440	$5,209	$288	$5,871

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2017
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Return on equity	8.69%	6.21%	8.27%	7.51%	8.05%	7.73%	7.02%
Return on average tangible equity	11.95%	8.68%	11.39%	10.41%	11.16%	10.68%	9.85%
Return on assets	0.99%	0.70%	0.95%	0.87%	0.95%	0.88%	0.83%
Interest margin - Yield - FTE	3.86%	3.81%	3.74%	3.74%	3.74%	3.80%	3.75%
Interest margin - Cost	0.39%	0.32%	0.25%	0.22%	0.21%	0.32%	0.21%
Net interest margin - FTE	3.47%	3.49%	3.49%	3.52%	3.52%	3.48%	3.54%
Efficiency ratio (1)	65.14%	64.50%	66.67%	66.08%	63.81%	65.43%	65.95%
Full-time equivalent employees	2,878	2,858	2,799	2,788	2,787

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	-0.02%	-0.04%	0.08%	0.07%	0.27%	0.00%	0.10%
Provision for loan losses/average loans	0.17%	0.14%	0.14%	0.09%	0.22%	0.15%	0.16%
Nonperforming loans/total loans (incl LHFS)	0.80%	0.87%	0.75%	0.61%	0.70%
Nonperforming assets/total loans (incl LHFS)	1.37%	1.46%	1.43%	1.39%	1.54%
Nonperforming assets/total loans (incl LHFS) +ORE	1.36%	1.45%	1.42%	1.38%	1.53%
ALL/total loans (excl LHFS)	0.96%	0.92%	0.91%	0.91%	0.95%
ALL-commercial/total commercial loans	1.02%	0.99%	0.97%	0.97%	1.02%
ALL-consumer/total consumer and home mortgage loans	0.73%	0.67%	0.67%	0.68%	0.68%
ALL/nonperforming loans	115.94%	102.75%	118.17%	144.75%	130.25%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	301.50%	277.42%	263.73%	267.40%	256.56%

CAPITAL RATIOS
Total equity/total assets	11.40%	11.23%	11.40%	11.39%	11.66%
Tangible equity/tangible assets	8.79%	8.61%	8.80%	8.74%	8.97%
Tangible equity/risk-weighted assets	11.29%	11.19%	11.49%	11.39%	11.85%
Tier 1 leverage ratio	9.61%	9.56%	9.86%	9.90%	9.92%
Common equity tier 1 capital ratio	11.80%	11.73%	12.19%	12.16%	12.35%
Tier 1 risk-based capital ratio	12.37%	12.30%	12.79%	12.76%	12.97%
Total risk-based capital ratio	13.19%	13.11%	13.61%	13.59%	13.82%

STOCK PERFORMANCE
Market value-Close	$33.12	$32.16	$31.79	$35.65	$27.56
Book value	$23.36	$23.06	$22.71	$22.48	$22.69
Tangible book value	$17.49	$17.17	$17.02	$16.76	$16.95

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items as disclosed in Note 8.

(2) - Excludes acquired loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation completed its merger with RB Bancorporation (Reliance), the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama metropolitan service area (MSA).  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation. Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of Reliance common stock outstanding, which represented total consideration for Reliance common shareholders of approximately $23.7 million.

The merger with Reliance was consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise and enhance the Trustmark franchise in north Alabama.

This merger was accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the merger date.  The fair values of the assets acquired and liabilities assumed are subject to adjustment if additional information relative to the closing date fair values becomes available through the measurement period, which is not to exceed one year from the merger date of April 7, 2017.

The statement of assets purchased and liabilities assumed in the Reliance merger is presented below at their estimated fair values as of the merger date of April 7, 2017 ($ in thousands):

Assets:
Cash and due from banks	$5,013
Federal funds sold and securities purchased under reverse repurchase agreements	6,900
Securities	54,843
Acquired loans	117,447
Premises and equipment, net	3,700
Identifiable intangible assets	1,850
Other real estate	475
Other assets	6,037
Total assets	196,265

Liabilities:
Deposits	166,158
Other borrowings	17,469
Other liabilities	1,322
Total liabilities	184,949

Net identifiable assets acquired at fair value	11,316
Goodwill	13,472
Net assets acquired at fair value	$24,788

The excess of the consideration paid over the estimated fair value of the net assets acquired was $13.5 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the merger date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately ten years.

Loans acquired from Reliance were evaluated under a fair value process.  Loans with evidence of deterioration in credit quality and for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments are referred to as acquired impaired loans and accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Reliance are included in Trustmark’s operating results from April 7, 2017 and did not have a material impact on Trustmark’s results of operations.  During the second quarter of 2017, Trustmark included non-routine merger transaction expenses in other noninterest expense totaling $3.2 million (change in control expense of $1.3 million; professional fees, contract termination and other expenses of $1.9 million).

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$49,723	$51,277	$53,247	$55,763	$58,234
Issued by U.S. Government sponsored agencies	271	272	274	276	283
Obligations of states and political subdivisions	89,144	96,514	109,895	115,373	124,641
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	60,902	58,422	42,667	42,786	36,788
Issued by FNMA and FHLMC	860,131	860,571	733,214	631,084	561,989
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,087,169	1,157,241	1,202,719	1,267,951	1,374,399
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	221,749	223,391	223,538	243,449	254,613
Total securities available for sale	$2,369,089	$2,447,688	$2,365,554	$2,356,682	$2,410,947

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,680	$3,669	$3,658	$3,647	$3,636
Obligations of states and political subdivisions	46,069	46,098	46,273	46,303	52,937
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,191	14,399	14,977	15,478	16,183
Issued by FNMA and FHLMC	139,172	144,282	118,733	81,299	39,989
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	708,715	740,042	771,296	803,474	831,662
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	190,456	191,264	201,130	208,442	198,827
Total securities held to maturity	$1,102,283	$1,139,754	$1,156,067	$1,158,643	$1,143,234

At September 30, 2017, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $20.6 million ($12.7 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Loans secured by real estate:
Construction, land development and other land loans	$950,144	$922,029	$859,927	$831,437	$766,685
Secured by 1-4 family residential properties	1,648,733	1,655,968	1,656,837	1,660,043	1,592,453
Secured by nonfarm, nonresidential properties	2,172,885	2,109,367	2,064,352	2,034,176	1,916,153
Other real estate secured	482,163	432,208	399,636	318,148	317,680
Commercial and industrial loans	1,568,588	1,635,000	1,540,783	1,528,434	1,421,382
Consumer loans	173,061	170,858	166,314	170,562	170,073
State and other political subdivision loans	936,614	936,860	910,493	917,515	875,973
Other loans	475,153	433,755	406,315	390,898	438,805
LHFI	8,407,341	8,296,045	8,004,657	7,851,213	7,499,204
Allowance for loan losses	(80,332)	(76,184)	(72,445)	(71,265)	(70,871)
Net LHFI	$8,327,009	$8,219,861	$7,932,212	$7,779,948	$7,428,333

During the third quarter of 2017, Trustmark increased its allowance for loan losses by $1.1 million due to the potential loss exposure caused by Hurricane Harvey.

ACQUIRED LOANS BY TYPE (1)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Loans secured by real estate:
Construction, land development and other land loans	$29,384	$35,054	$17,651	$20,850	$25,040
Secured by 1-4 family residential properties	65,746	74,313	54,721	69,540	76,601
Secured by nonfarm, nonresidential properties	122,200	132,663	92,075	103,820	110,606
Other real estate secured	18,431	19,553	16,275	19,010	20,903
Commercial and industrial loans	34,124	34,375	20,691	36,896	39,519
Consumer loans	2,749	2,833	2,664	3,365	3,878
Other loans	11,123	16,119	14,165	18,766	19,190
Acquired loans	283,757	314,910	218,242	272,247	295,737
Allowance for loan losses, acquired loans	(5,768)	(7,423)	(10,006)	(11,397)	(11,380)
Net acquired loans	$277,989	$307,487	$208,236	$260,850	$284,357

(1) Trustmark revised the presentation of acquired loans by eliminating the segmentation of acquired noncovered loans and acquired covered loans due to the significantly reduced size of the acquired covered loan portfolio.

During the first quarter of 2017, Trustmark transferred the remaining balance of the acquired loans not accounted for under FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality” to LHFI due to the discount on these loans being fully amortized.  The balance of these transferred loans totaled $36.7 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2017
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$950,144	$297,262	$49,515	$297,979	$21,869	$283,519
Secured by 1-4 family residential properties	1,648,733	102,412	46,613	1,388,912	94,344	16,452
Secured by nonfarm, nonresidential properties	2,172,885	367,466	221,513	922,241	146,668	514,997
Other real estate secured	482,163	70,826	2,684	209,436	47,050	152,167
Commercial and industrial loans	1,568,588	165,419	22,554	786,143	354,968	239,504
Consumer loans	173,061	23,023	4,104	125,951	17,703	2,280
State and other political subdivision loans	936,614	83,580	28,357	604,219	28,499	191,959
Other loans	475,153	63,557	17,796	308,787	45,815	39,198
Loans	$8,407,341	$1,173,545	$393,136	$4,643,668	$756,916	$1,440,076

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$55,527	$11,380	$16,436	$22,777	$2,344	$2,590
Development	44,984	5,256	4,665	15,822	444	18,797
Unimproved land	98,740	13,974	15,136	37,977	14,750	16,903
1-4 family construction	191,035	57,999	10,467	79,394	2,666	40,509
Other construction	559,858	208,653	2,811	142,009	1,665	204,720
Construction, land development and other land loans	$950,144	$297,262	$49,515	$297,979	$21,869	$283,519

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$315,249	$101,683	$46,634	$96,599	$17,289	$53,044
Office	221,939	45,521	21,813	72,333	6,072	76,200
Nursing homes/senior living	166,118	8,527	—	151,106	6,485	—
Hotel/motel	265,690	55,195	64,114	68,970	35,466	41,945
Mini-storage	132,839	12,695	6,563	43,716	567	69,298
Industrial	100,906	11,205	9,779	23,193	6,395	50,334
Health care	32,306	4,425	793	25,659	—	1,429
Convenience stores	20,962	1,375	—	8,889	897	9,801
Other	94,586	15,807	14,853	15,154	7,877	40,895
Total income producing loans	1,350,595	256,433	164,549	505,619	81,048	342,946

Owner-occupied:
Office	139,640	22,271	20,949	68,063	6,382	21,975
Churches	89,217	12,635	678	47,163	20,729	8,012
Industrial warehouses	137,277	9,096	3,565	54,179	11,027	59,410
Health care	117,445	23,151	4,102	71,032	4,410	14,750
Convenience stores	103,603	9,870	12,811	54,913	1,320	24,689
Retail	43,698	5,799	6,749	22,683	1,892	6,575
Restaurants	33,297	2,909	777	25,669	1,966	1,976
Auto dealerships	22,403	8,972	36	8,557	4,838	—
Other	135,710	16,330	7,297	64,363	13,056	34,664
Total owner-occupied loans	822,290	111,033	56,964	416,622	65,620	172,051
Loans secured by nonfarm, nonresidential properties	$2,172,885	$367,466	$221,513	$922,241	$146,668	$514,997

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Securities – taxable	2.23%	2.26%	2.31%	2.21%	2.29%	2.26%	2.35%
Securities – nontaxable	4.34%	4.35%	4.34%	4.26%	4.27%	4.35%	4.27%
Securities – total	2.29%	2.32%	2.38%	2.29%	2.36%	2.33%	2.42%
Loans - LHFI & LHFS	4.36%	4.30%	4.21%	4.12%	4.19%	4.29%	4.18%
Acquired loans	8.78%	7.96%	8.40%	11.69%	8.50%	8.37%	8.38%
Loans - total	4.51%	4.43%	4.33%	4.38%	4.36%	4.43%	4.36%
FF sold & rev repo	1.55%	1.39%	1.02%	1.12%	1.47%	1.45%	1.34%
Other earning assets	1.67%	1.91%	1.36%	1.65%	1.29%	1.65%	1.31%
Total earning assets	3.86%	3.81%	3.74%	3.74%	3.74%	3.80%	3.75%

Interest-bearing deposits	0.35%	0.29%	0.23%	0.20%	0.19%	0.29%	0.19%
FF pch & repo	0.94%	0.79%	0.57%	0.38%	0.34%	0.77%	0.34%
Other borrowings	1.28%	1.16%	0.90%	0.87%	0.88%	1.13%	0.92%
Total interest-bearing liabilities	0.53%	0.44%	0.34%	0.31%	0.30%	0.44%	0.29%

Net interest margin	3.47%	3.49%	3.49%	3.52%	3.52%	3.48%	3.54%
Net interest margin excluding acquired loans	3.34%	3.37%	3.38%	3.31%	3.38%	3.36%	3.39%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the third quarter of 2017, the yield on acquired loans totaled 8.78% and included $1.3 million in recoveries from the settlement of debt, which represented approximately 1.78% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin for the third quarter of 2017 totaled 3.34%, a decline of 3 basis points compared to the second quarter of 2017, primarily due to higher costs of interest-bearing deposits and other borrowings.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $2.6 million and a net positive ineffectiveness of $835 thousand for the quarters ended September 30, 2017 and June 30, 2017, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Mortgage servicing income, net	$5,295	$5,439	$5,458	$5,218	$5,271	$16,192	$15,506
Change in fair value-MSR from runoff	(2,892)	(2,896)	(2,387)	(2,739)	(2,862)	(8,175)	(7,367)
Gain on sales of loans, net	5,083	5,001	3,550	6,054	6,410	13,634	14,481
Other, net	(450)	629	772	(2,925)	(299)	951	2,841
Mortgage banking income before hedge ineffectiveness	7,036	8,173	7,393	5,608	8,520	22,602	25,461
Change in fair value-MSR from market changes	(2,393)	(1,291)	1,466	13,112	381	(2,218)	(13,518)
Change in fair value of derivatives	(218)	2,126	1,326	(13,292)	(1,537)	3,234	10,841
Net (negative) positive hedge ineffectiveness	(2,611)	835	2,792	(180)	(1,156)	1,016	(2,677)
Mortgage banking, net	$4,425	$9,008	$10,185	$5,428	$7,364	$23,618	$22,784

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

During the second quarter of 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.  As a result of the ERP, during the third and fourth quarters of 2016, Trustmark incurred additional expense of $236 thousand and $268 thousand, respectively, which primarily resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintained a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participated.  The Plan provided for retirement benefits based on the length of credited service and final average compensation, as defined in the Plan, which vested upon three years of service.  Benefit accruals under the plan were frozen in 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  As previously reported, on July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark was required to fully fund the Plan on a termination basis and contributed the additional assets necessary to do so. The final distributions were made from current plan assets and a one-time pension settlement expense of $17.6 million was recognized when paid by Trustmark during the second quarter of 2017.  After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Partnership amortization for tax credit purposes	$(2,521)	$(2,287)	$(2,274)	$(2,479)	$(2,479)	$(7,082)	$(7,437)
Increase in life insurance cash surrender value	1,813	1,782	1,714	1,751	1,746	5,309	5,140
Other miscellaneous income	4,448	6,142	2,451	2,820	2,007	13,041	5,831
Total other, net	$3,740	$5,637	$1,891	$2,092	$1,274	$11,268	$3,534

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received nontaxable proceeds of $2.7 million related to bank-owned life insurance and $4.9 million related to life insurance acquired as part of a previous acquisition during the third and second quarters of 2017, respectively, which were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Loan expense	$3,013	$2,827	$2,792	$2,823	$3,336	$8,632	$9,403
Amortization of intangibles	1,539	1,544	1,564	1,686	1,692	4,647	5,180
Other miscellaneous expense	7,885	10,550	8,432	7,154	6,582	26,867	21,684
Total other expense	$12,437	$14,921	$12,788	$11,663	$11,610	$40,146	$36,267

As previously discussed in Note 1 – Business Combinations, non-routine Reliance merger transaction expenses totaled $3.2 million and were included in other miscellaneous expense during the second quarter of 2017.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,577,867	$1,552,240	$1,533,098	$1,533,144	$1,530,842	$1,554,566	$1,512,855
Less: Goodwill		(379,627)	(378,191)	(366,156)	(366,156)	(366,156)	(374,707)	(366,156)
Identifiable intangible assets		(18,714)	(19,713)	(19,950)	(21,585)	(23,311)	(19,454)	(24,988)
Total average tangible equity		$1,179,526	$1,154,336	$1,146,992	$1,145,403	$1,141,375	$1,160,405	$1,121,711

PERIOD END BALANCES
Total shareholders' equity		$1,582,535	$1,561,918	$1,537,961	$1,520,208	$1,534,761
Less: Goodwill		(379,627)	(379,627)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(17,883)	(19,422)	(19,117)	(20,680)	(22,366)
Total tangible equity	(a)	$1,185,025	$1,162,869	$1,152,688	$1,133,372	$1,146,239

TANGIBLE ASSETS
Total assets		$13,884,655	$13,909,138	$13,490,361	$13,352,333	$13,161,538
Less: Goodwill		(379,627)	(379,627)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(17,883)	(19,422)	(19,117)	(20,680)	(22,366)
Total tangible assets	(b)	$13,487,145	$13,510,089	$13,105,088	$12,965,497	$12,773,016
Risk-weighted assets	(c)	$10,498,582	$10,391,912	$10,031,410	$9,952,123	$9,670,302

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$34,579	$24,035	$31,248	$28,923	$30,982	$89,862	$79,488
Plus: Intangible amortization net of tax		950	954	966	1,041	1,045	2,870	3,199
Net income adjusted for intangible amortization		$35,529	$24,989	$32,214	$29,964	$32,027	$92,732	$82,687
Period end common shares outstanding	(d)	67,742,135	67,740,901	67,729,434	67,628,618	67,626,939

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.95%	8.68%	11.39%	10.41%	11.16%	10.68%	9.85%
Tangible equity/tangible assets	(a)/(b)	8.79%	8.61%	8.80%	8.74%	8.97%
Tangible equity/risk-weighted assets	(a)/(c)	11.29%	11.19%	11.49%	11.39%	11.85%
Tangible book value	(a)/(d)*1,000	$17.49	$17.17	$17.02	$16.76	$16.95

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,582,535	$1,561,918	$1,537,961	$1,520,208	$1,534,761
AOCI-related adjustments		27,825	28,509	43,005	45,798	17,075
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(359,841)	(360,198)	(347,085)	(347,442)	(347,800)
Other adjustments and deductions for CET1 (2)		(11,359)	(11,267)	(10,803)	(8,637)	(9,307)
CET1 capital	(e)	1,239,160	1,218,962	1,223,078	1,209,927	1,194,729
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(471)	(247)	(159)	(267)	(276)
Additional tier 1 capital		59,529	59,753	59,841	59,733	59,724
Tier 1 capital		$1,298,689	$1,278,715	$1,282,919	$1,269,660	$1,254,453

Common equity tier 1 capital ratio	(e)/(c)	11.80%	11.73%	12.19%	12.16%	12.35%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Nine Months Ended
	9/30/2017		9/30/2016		9/30/2017		9/30/2016
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$34,579	$0.509	$30,982	$0.457	$89,862	$1.324	$79,488	$1.173

Significant non-routine transactions (net of taxes):

Defined benefit plan termination	—	—	—	—	10,895	0.161	—	—
Reliance merger transaction expenses	—	—	—	—	1,999	0.029	—	—
Gain on life insurance proceeds	—	—	—	—	(4,894)	(0.072)	—	—
Early retirement program expense	—	—	146	0.002	—	—	5,884	0.087
Pension expense due to de-risking strategy in Plan Assets Portfolio	—	—	410	0.006	—	—	410	0.006
Net Income adjusted for significant non- routine transactions (Non-GAAP)	$34,579	$0.509	$31,538	$0.465	$97,862	$1.442	$85,782	$1.266

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	8.69%	n/a	8.05%	8.20%	7.73%	8.42%	7.02%	7.57%
Return on average tangible equity	11.95%	n/a	11.16%	11.36%	10.68%	11.61%	9.85%	10.60%
Return on assets	0.99%	n/a	0.95%	0.97%	0.88%	0.96%	0.83%	0.89%

n/a - not applicable